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                                                                      Exhibit 6.






                             JOINT FILING AGREEMENT

                    The undersigned hereby agree that the Statement on Schedule 13D, dated October 24, 2000 ("Schedule 13D"), with respect to the shares of common stock, par value $0.01 per share of Microwave Power Devices, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the undersigned have executed this Agreement, dated October 24, 2000.

                                 CHARTER TECHNOLOGIES LIMITED
                                 LIABILITY COMPANY

                                 By /s/ A. Lawrence Fagan
                                 ----------------------------------------------
                                 Name: A. Lawrence Fagan


                                 GEORGE SBORDONE

                                 /s/ George Sbordone
                                 ----------------------------------------------

                                  JAMES SILVER

                                 /s/ James Silver
                                 ----------------------------------------------

                                    LEE LEONG

                                 /s/ Lee Leong
                                 ----------------------------------------------

                                  ALFRED WEBER

                                 /s/ Alfred Weber
                                 ----------------------------------------------